                      4,000,000 Preferred Securities

                    CONSUMERS POWER COMPANY FINANCING I
                            (a Delaware Trust)

           ____% Trust Originated Preferred Securities ("TOPrS")
           (Liquidation Amount of $25 Per Preferred Security)SM


                          UNDERWRITING AGREEMENT

                                                          ___________,
                                                          1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the several Underwriters
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

                Consumers Power Company Financing I (the "Trust"), a statutory business trust organized under the Business Trust Act (the
"Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. sections 3801 et seq.), and Consumers Power Company, a Michigan corporation (the "Company" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto
(collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, Merrill Lynch shall


____________________

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.
hereinafter be referred to as the "Representative"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ____% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust ("Preferred Securities") set forth in said Schedule A except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of _______, 1996, between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"), and in certain circumstances described in the Prospectus, the Trust will distribute Subordinated Debt Securities (as defined herein) to holders of Preferred Securities. The Preferred Securities, the related Preferred Securities Guarantee and the Subordinated Debt Securities are referred to herein as the "Securities".

                Prior to the purchase and public offering of the Preferred Securities by the several Underwriters, the Offerors and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 33-63949 and 33-63949-01) and a related preliminary prospectus for the registration under the Securities Act of 1933, as amended (the "1933 Act") of up to a combination of $100,000,000 of (i) Preferred Securities, (ii) guarantees of the Preferred Securities, and (iii) the Subordinated Debt Securities, have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement at the time it initially became effective and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that, if any revised prospectus (including a prospectus revised by filing any documents pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution and delivery of this Agreement) shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to such revised prospectus so provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be, after the execution and delivery of this Agreement, incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of ______, 1996, between the Company and Guarantee Trustee, as Trustee, and will be used by the Trust to purchase $103,092,800 of ____% subordinated deferrable interest debt securities (the "Subordinated Debt Securities") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of ______, 1996 (the "Declaration"), among the Company, as Sponsor, Alan M. Wright, Thomas A. McNish and Doris F. Galvin (the "Regular Trustees"), The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware) (the "Delaware Trustee," and, together with the Property Trustee and the Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture, dated as of ______, 1996 (the "Base Indenture"), between the Company and The Bank of New York as trustee (the "Debt Trustee"), and a supplement to the Base Indenture, dated as of ______, 1996 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debt Trustee.

                Section 1.  Representations and Warranties.

                         (a)     The Offerors jointly and severally
represent and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                                 (i)     At the time the Registration
        Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at each Representation Date and at the Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which consists of the statements of eligibility of trustees on Form T-1 under the 1939 Act.

                                 (ii)  The documents incorporated by
        reference in the Registration Statement or Prospectus, at the time they were filed with the Commission (or, if an amendment with respect to any such document was filed, at the time such amendment was filed), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, any further documents so filed and incorporated by reference will, when they are filed with the Commission, comply in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, and none of such documents when filed (or if any amendment with respect any such document was filed, at the time such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                 (iii)  Each of the Offerors meets, and at
        the respective times of commencement and consummation of the offering of the Securities will meet, the registrant requirements for use of Form S-3 under the 1933 Act and the 1933 Act
        Regulations.

                                 (iv)  There has been no material adverse
        change in the business, properties or financial condition of the Company or the Trust from that set forth in the Registration Statement (other than changes referred to in or contemplated by the Registration Statement or the Prospectus).

                                 (v)  The Company has been duly
        incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Declaration, the Indenture and each of the Guarantees and to purchase, own, and hold the Common Securities issued by the Trust.

                                 (vi)  The capital stock of the Company
        conforms in all material respects to the description thereof in the Prospectus.

                                 (vii)  The Trust has been duly created
        and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                                 (viii)  The Common Securities have been
        duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                                 (ix)  This Agreement and the Pricing
        Agreement have been duly authorized, executed and delivered by each of the Offerors.

                                 (x)  The Declaration has been duly
        authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions") and will conform in all material respects to the description thereof contained in the Prospectus.

                                 (xi)  Each of the Guarantee Agreements
        has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Prospectus.

                                 (xii)  The Preferred Securities have been
        duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

                                 (xiii)  The Indenture has been duly
        authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture will conform in all material respects to the description thereof contained in the Prospectus.

                                 (xiv)  The Subordinated Debt Securities
        have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the description thereof in the Prospectus.

                                 (xv)   Each of the Regular Trustees of
        the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                                 (xvi)  None of the Offerors is an
        "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                                 (xvii)  The Trust is not in violation of
        the Declaration or its certificate of trust filed with the State of Delaware on October 30, 1995 (the "Certificate of Trust"); none of the execution, delivery and performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder did or will result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Certificate of Trust or the Company's Articles of Incorporation or by-laws, any material agreement or instrument to which either Offeror is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over either Offeror or any of its properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of either Offeror.

                                 (xviii)  No order, license, consent,
        authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Debt Securities or the Guarantees hereunder, except for the order of the Michigan Public Service Commission, which has already been obtained, and such as may be required under the 1933 Act or state securities laws and the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

                                 (xix)  The Company has outstanding
        unsecured non-convertible preferred securities rated by a nationally recognized statistical rating organization in one of its four (4) highest generic rating categories.

                Section 2.  Sale and Delivery to Underwriters; Closing.

                         (a)  On the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in the Pricing Agreement, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                The purchase price per security to be paid by the several Underwriters for the Preferred Securities shall be an amount equal to the initial public offering price. The initial public offering price per Preferred Security shall be a fixed price to be determined by agreement between the Representative and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Representative. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay at Closing Time (as defined below) to the Representative, for the accounts of the several Underwriters, a commission per Preferred Security determined by agreement between the Representative and the Company for the Preferred Securities to be delivered by the Trust hereunder at Closing Time. The commission, when so determined, shall be set forth in the Pricing Agreement.

                         (b)  Payment of the purchase price for, and
delivery of certificates for, the Preferred Securities shall be made at the office of Reid & Priest LLP, or at such other place as shall be agreed upon by the Representative and the Trust, at 10:00 A.M. New York time on the third business day (unless postponed in accordance with the provisions of Section 10) after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Trust by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days before the Closing Time. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

                The certificate(s) for the Preferred Securities will be made available for examination and packaging by the Representative not later than 10:00 A.M. on the last business day prior to the Closing Time.

                At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under this
Section 2 by certified or official bank check or checks payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York Clearing House funds or other similar next day funds.

                Section 3. Covenants of the Offerors. Each of the Offerors jointly and severally covenant with each Underwriter as follows:

                         (a)  The Offerors will promptly notify the
Representative or its counsel (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission or of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of any suspension of qualification of the Preferred Securities for sale under Blue Sky or state securities laws, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                         (b)  Prior to the termination of the offering of
the Preferred Securities, the Offerors will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus unless the Representative and counsel to the Underwriters have been furnished with a copy of such amendment or supplement for their review and comment a reasonable time prior to such proposed filing and will not file any such amendment or supplement to which counsel for the Underwriters shall reasonably object on legal grounds in writing after consultation with the Representative. Subject to the foregoing, the Offerors will promptly prepare a supplement to the Prospectus to reflect the terms of the Preferred Securities and the terms of the offering contemplated by this Agreement. The Offerors will file such Prospectus as so supplemented pursuant to Rule 424(b) under the Act within the time periods provided by such Rule and Rule 430A(a)(3) under the Act.

                         (c)  The Offerors will deliver to the
Representative one signed and as many conformed copies of the Registration Statement, in each case as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                         (d)  The Offerors will furnish to each
Underwriter, without charge, from time to time during the period of time (not exceeding nine months) after the date of the Prospectus when a Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the respective applicable rules and regulations of the Commission thereunder; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date of the Prospectus, to furnish to the Representative, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the 1933 Act.

                         (e)  If at any time when the Prospectus is
required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is to be delivered to a purchaser, or if it shall be necessary at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission subject to paragraph (b) above such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements; and the Offerors will furnish to the Underwriters, without charge, a reasonable number of copies of such amendment or supplement, except that in case any Underwriter is required to deliver a prospectus in connection with sales of the Preferred Securities after the expiration of nine months after the date of the Prospectus the Offerors shall be required to furnish any such amendments or supplements to such Underwriter only at the expense of such Underwriter.

                         (f)  The Offerors will endeavor, in cooperation
with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Representative may designate; provided, however, that none of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to comply with any other requirements deemed by the Company to be unduly burdensome.

                         (g)  The Trust will make generally available to
its security holders as soon as practicable an earnings statement of the Company (which need not be audited by independent public accountants) covering a twelve-month period beginning after the "effective date" (as defined in Rule 158 of the 1933 Act Regulations) of the Registration Statement and ending not later than 15 months thereafter, that shall satisfy the provisions of Section 11(a) of the 1933 Act and said Rule 158.

                         (h)  For a period of 18 months after the Closing
Time, the Company will furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

                         (i)  The Offerors will use best efforts to effect
the listing of the Preferred Securities (including the Preferred Securities Guarantee with respect thereto) on the New York Stock Exchange; if the Preferred Securities are exchanged for Subordinated Debt Securities, the Company will use its best efforts to effect the listing of the Subordinated Debt Securities on the exchange on which the Preferred Securities were then listed.

                         (j)  During a period of 30 days from the date of
the Pricing Agreement, neither the Trust nor the Company will, without the Representative's prior written consent, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debt Securities and the Preferred Securities issued pursuant to this Agreement).

                Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, but not limited to, (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, (iii) the fees and disbursements of the Company's and the Trust's counsel and accountants,
(iv) the qualification of the Securities in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey up to an aggregate amount not to exceed $5,000, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the delivery to the Underwriters of copies of any Blue Sky survey, (vii) the fee, if any, of the National Association of Securities Dealers, Inc.,
(viii) the fees and expenses of the Debt Trustee, the Property Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for such trustees, in connection with the Indenture and the Subordinated Debt Securities, the Declaration, the Certificate of Trust and the Guarantee (it being understood that as among the Offerors and such trustees, such fees and expenses shall not exceed $5,000.00), (ix) any fees payable in connection with the rating of the Preferred Securities and Subordinated Debt Securities, (x) the fees and expenses incurred in connection with the listing of the Preferred Securities (and the related Preferred Securities Guarantee) and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange, (xi) the cost and charges of any transfer agent or registrar and (xii) the cost of qualifying the Preferred Securities with The Depository Trust Company.

                If the Underwriter shall not take up and pay for the Securities due to the failure of the Offerors to comply with any of the conditions specified in Section 5 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 9 hereof, the Company will pay the reasonable fees and disbursements of counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Securities due to failure of the Offerors to comply with the conditions specified in Section 5 hereof, the Company will also reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $3,000.00, incurred in connection with the offering contemplated by this Agreement.

                Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

                         (a)  The Registration Statement shall have become
effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representative, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Representative; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations.

                         (b)  At Closing Time the Representative shall
have received:

                                 (1)  The favorable opinion, dated as of
Closing Time, of Denise M. Sturdy, Esq., Assistant General Counsel of the Company and counsel for the Offerors in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                 (i)  The Company has been duly
        incorporated and is validly existing in good standing under the laws of the State of Michigan with corporate power and authority to carry on the public utility business in which it is engaged and to own, lease and operate its properties and conduct its business as described in the Prospectus.

                                 (ii)  The capital stock of the Company
        conforms in all material respects to the description thereof in the Prospectus.

                                 (iii)  The Trust is not required to be
        qualified and in good standing as a foreign company in Michigan, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

                                 (iv)  The Declaration has been duly
        authorized, executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company, enforceable against the Company and each of the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; and the Declaration has been duly qualified under the 1939 Act.

                                 (v)  All legally required proceedings in
        connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid) have been taken and all legally required orders, consents or other authorizations or approvals of the Michigan Public Service Commission and of any other public boards or bodies in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect.

                                 (vi)  The Registration Statement is
        effective under the 1933 Act and, to the best of her knowledge and information after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings therefor have been initiated or threatened by the Commission.

                                 (vii) The Registration Statement as of
        its effective date and the Prospectus and each amendment or supplement thereto as of its issue date (in each case, other than the operating statistics, the financial statements and the notes thereto, the financial schedules, and any other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the Declaration, the Indenture, the Preferred Securities Guarantee Agreement and the Statements of Eligibility on Forms T-1 with respect to each of the Property Trustee, the Debt Trustee, and the Guarantee Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                                 (viii)  Each of the documents
        incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the 1934 Act, and the 1934 Act Regulations, as applicable.

                                 (ix)  Each of the Offerors meets the
        registrant requirements for use of Form S-3 under the 1933 Act Regulations.

                                 (x)  The Common Securities, the Preferred
        Securities, the Subordinated Debt Securities, each of the Guarantees, the Declaration, the Indenture and each of the Guarantee Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

                                 (xi) The descriptions in the Registration
        Statement and the Prospectus and each amendment or supplement thereto of franchises, regulations, statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto that are not so described (or the descriptions of which are not incorporated by reference) or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto or to be filed as exhibits to the Registration Statement or any amendment thereto that are not so described (or the descriptions of which are not incorporated by reference) or so filed.

                                 (xii)  All of the issued and outstanding
        Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                                 (xiii)  This Agreement and the Pricing
        Agreement have been duly authorized, executed and delivered by each of the Trust and the Company.

                                 (xiv)  Each of the Guarantee Agreements
        has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                                 (xv)  The Indenture has been duly
        executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

                                 (xvi)  The Subordinated Debt Securities
        are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debt Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                                 (xvii)  Neither the Company nor the Trust
        is an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

                                 (xviii) The execution, delivery and
        performance of this Agreement, the Pricing Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements, and the Guarantees; the consummation of the transactions contemplated herein and therein; and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not and will not result in any violation of the charter or bylaws of the Company or the Declaration or the Certificate of Trust, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel to which the Trust or the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the business, property or financial condition of the Trust or the Company), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust, the Company or any of their respective properties.

                                 (xix)  Nothing has come to attention of
        such counsel which would lead her to believe that the Registration Statement or any amendment thereto (except for the operating statistics, financial statements and other financial and statistical data included or incorporated by reference therein, or the statements of eligibility under the 1939 Act of trustees as to which no opinion is expressed), when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented or modified by the filing of a document incorporated by reference therein (except as aforesaid), on its issue date and on the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                The foregoing opinions may be limited to the laws of Delaware, Michigan and the federal law of the United States. In giving such opinion, such counsel may rely, as to matters of Delaware Law, upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Company, in which case the opinion shall state that such counsel believes that you and she are entitled to so rely.

                                 (2)     The favorable opinion, dated as
of Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                 (i)     The Trust has been duly created
        and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                                 (ii)    Under the Delaware Act and the
        Declaration, the Trust has the power and authority to own property and conduct its business, all as described in the Prospectus.

                                 (iii)   The Declaration constitutes a
        valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification and contribution.

                                 (iv)    Under the Delaware Act and the
        Declaration, the Trust has the power and authority to (i) execute and deliver, and to perform its obligations under, this Agreement and the Pricing Agreement and (ii) issue, and perform its obligations under, the Trust Securities.

                                 (v)     Under the Delaware Act and the
        Declaration, the execution and delivery by the Trust of this Agreement and the Pricing Agreement, and the performance by the Trust of its obligations hereunder and under the Pricing Agreement, have been duly authorized by all necessary action on the part of the Trust.

                                 (vi)    The Preferred Securities have
        been duly authorized by the Declaration and are duly and validly issued and, subject to qualifications hereinafter expressed in this paragraph (vi), fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration.

                                 (vii)   The Common Securities have been
        duly authorized by the Declaration and are duly and validly issued and represent undivided beneficial interests in the assets of the Trust.

                                 (viii)  Under the Delaware Act and the
        Declaration, the issuance of the Trust Securities is not subject to preemptive rights.

                                 (ix)    The issuance and sale by the
        Trust of the Trust Securities, the purchase by the Trust of the Subordinated Debt Securities, the execution, delivery and performance by the Trust of this Agreement and the Pricing Agreement, the consummation by the Trust of the transactions contemplated hereby and by the Pricing Agreement and compliance by the Trust with its obligations hereunder and thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.

                                 (3)     The opinion of Reid & Priest LLP,
special tax counsel to the Company and the Trust, generally to the effect that the discussion set forth in the Prospectus under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.

                                 (4)     The favorable opinion, dated as
of Closing Time, of Reid & Priest LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the incorporation and legal existence of the Company, the Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Pricing Agreement, the Registration Statement, the Prospectus and other related matters as the Representative may require.
In giving its opinion, Reid & Priest LLP may rely as to certain matters of Michigan and Delaware law upon the opinions of Denise M. Sturdy, Esq. and Richards, Layton & Finger, P.A., counsel for the Offerors, which shall be delivered in accordance with Section 5(b)(1) and 5(b)(2) hereto.

                         (c)  Between the date of this Agreement and prior
to the Closing Time, no material adverse change shall have occurred in the business, properties or financial condition of the Company or the Trust, which in the judgment of the Representative, after reasonable inquiries on the part of the Representative, impairs the marketability of the Securities (other than changes referred to in or contemplated by the Registration Statement or Prospectus).

                         (d)  At Closing Time, the Representative shall
have received a certificate of an executive officer of the Company and a certificate of a Regular Trustee of the Trust, and dated as of Closing Time, to the effect that to the best of such person's knowledge, information and belief (i) there has been no material adverse change in the business, properties or financial condition of the Company or the Trust from that set forth in the Registration Statement or Prospectus (other than changes referred to in or contemplated by the Registration Statement or Prospectus), (ii) the representations and warranties in
Section 1 hereof are true and correct as though expressly made at and as of Closing Time, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                         (e)  At the Closing Time the Representative shall
have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representative, to the effect that: (i) they are independent public accountants with respect to the Company and its consolidated subsidiaries, within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) in their opinion, the financial statements examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the published rules and regulations of the Commission; and (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Representative shall reasonably request.

                         (f)  Any additional documents or agreements
reasonably requested by counsel to the Underwriters to permit such counsel to deliver opinions hereunder at Closing Time shall have been provided to them and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Reid & Priest LLP, counsel for the Underwriters.

                         (g)  (i) At Closing Time, the Preferred
Securities shall be rated Ba1 Moody's Investors Service, Inc., BB+ by Standard & Poor's Rating Group, BBB- by Duff & Phelps Credit Rating Co. and BBB by Fitch Investors Service, Inc., and (ii) between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading of the investment ratings of any of the Company's securities by Standard & Poor's Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc., and the Company shall not have been placed on "credit watch" or "credit review" with negative implications by any of such nationally recognized statistical rating organizations if, in the case of such placement on "credit watch" or "credit review," such occurrence shall, in the reasonable judgment of the Representative, after reasonable inquiries on the part of the Representative, impair the marketability of the Securities.

                         (h)  At the Closing Time, the Preferred
Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

                Section 6. Conditions of Offerors' Obligations. The obligations of the Offerors hereunder are subject to the following conditions:

                (a) The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                (b)      The order of the Michigan Public Service
Commission in connection with the authorization, issuance and sale of the Securities shall be in full force and effect.

                Section 7.  Indemnification.

                         (a)  The Offerors agree to the extent permitted
by law to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, and, subject to and in accordance with Section 7(d) hereof, to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, any preliminary prospectus as of its issue date, the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented (if such Prospectus or such Prospectus as amended or supplemented is used after the period of time referred to in Section 3(e) hereof, it shall contain or be used with such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the 1933 Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such preliminary prospectus, Registration Statement (or amendment thereto) or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through Merrill Lynch on behalf of, any Underwriter expressly for use therein, and except that this indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus but eliminated or remedied in the Prospectus, it shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting the claim purchased the Securities (or to the benefit of any person who controls such Underwriter) if the Offerors have complied with their Prospectus delivery obligations pursuant to Section 3 of this Agreement and a copy of the Prospectus, excluding documents incorporated therein by reference, was not sent or given to such person at or prior to the time required by the 1933 Act and the receipt thereof would have constituted the sole defense to the claim asserted by such person.

                The Offerors' indemnity agreement contained in this
Section 7(a), and the covenants, representations and warranties of the Offerors contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Preferred Securities hereunder, and the indemnity agreement contained in this Section 7 shall survive any termination of this Agreement. The liabilities of the Offerors in this Section 7(a) are in addition to any other liabilities of the Offerors under this Agreement or otherwise.

                         (b)     The Company agrees to indemnify the Trust
against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 7(a) hereunder.

                         (c)  Each Underwriter agrees, severally and not
jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Offerors, their directors and such of their officers or trustees, as the case may be, as shall have signed the Registration Statement, and each person, if any, who controls the Offerors or any such other Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, to the same extent and upon the same terms as the indemnity agreement of the Offerors set forth in Section 7(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Offerors by such Underwriter through Merrill Lynch expressly for use therein.

                         The indemnity agreement on the part of each
Underwriter contained in this Section 7(c) shall remain in full force and effect regardless of any investigation made by or on behalf of the Offerors or any other person, and shall survive the delivery of and payment for the Preferred Securities hereunder, and the indemnity agreement contained in this Section 7(c) shall survive any termination of this Agreement. The liabilities of each Underwriter in this Section 7(c) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise.

                         (d)  If a claim is made or an action, suit or
proceeding (including governmental investigation) is commenced or threatened against any person as to which indemnity may be sought under
Section 7(a) or 7(c), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 7(a) or 7(c) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses counsel, with such being designated, subject to the immediately succeeding sentence, in writing by the Representative in the case of parties indemnified pursuant to Section 7(c) and by the Company in the case of parties indemnified pursuant to Section 7(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons in connection with any one action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

                In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Representative and the Offerors agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel; and

                (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                (3) the Company and the Representative shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder and the Indemnified Person shall use reasonable efforts to cause such separate counsel to minimize duplication of activities between themselves and counsel to the Indemnifying Person.

                The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 7, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

        Section 8.  Contribution.  If the indemnification provided for in
Section 7 above is unavailable to or insufficient to hold harmless an Indemnified Person under such Section in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under Section 7 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Offerors and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this
Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of Section 7 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the total price at which the Securities underwritten by it and distributed to the public were offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

                The agreement with respect to contribution contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Preferred Securities hereunder and any termination of this Agreement.

                Section 9.  Termination of Agreement.

                         (a)  The Representative may terminate this
Agreement, by notice to the Offerors, at any time at or prior to Closing Time (i) if there has occurred any material adverse disruption in the financial markets or any outbreak or material escalation of hostilities or any other calamity or crisis the effect of which is such as to impair, in the reasonable judgment of the Representative after having made reasonable inquiry, the marketability of the Preferred Securities, (ii) if trading in the Preferred Securities has been suspended by the Commission, or if trading generally on the New York Stock Exchange has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, (iii) if trading of any securities of the Company shall have been suspended on any exchange or over-the-counter market, or (iv) if a general moratorium on commercial banking activities in New York or Delaware has been declared by Federal, New York, or Delaware authorities.

                         (b)  If this Agreement is terminated pursuant to
this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

                Section 10. Substitution of Underwriters. If any Underwriter shall fail or refuse (otherwise than for some reason sufficient to justify in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Securities which it had agreed to purchase at the Closing Time, the Representative shall immediately notify the Company and the Representative and the other Underwriters may, within 36 hours of the giving of such notice, determine to purchase, or to procure one or more other members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the 1934 Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), satisfactory to the Company, to purchase, upon the terms herein set forth, the number of Securities which the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, the Representative shall give written notice to the Company of such determination within 36 hours after the Company shall have received notice of any such default, and thereupon the Closing Time shall be postponed for such period, not exceeding three business days, as the Company shall determine. If in the event of such a default, the Representative shall fail to give such notice, or shall within such 36-hour period give written notice to the Company that no other Underwriter or Underwriters, or others, will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the Representative within a further period of 36 hours. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:

                (a) to require such non-defaulting Underwriters to purchase and pay for the respective number of Securities which they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the Securities which the defaulting Underwriter shall have so failed to purchase up to a number of Securities equal to one-ninth (1/9) of the respective number of Securities which such non-defaulting Underwriters have otherwise agreed to purchase hereunder; and/or

                (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the 1934 Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase, upon the terms herein set forth, the number of Securities which such defaulting Underwriter had agreed to purchase, or that portion thereof which the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

                In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Representative within such further period of 36 hours, and thereupon the Closing Time shall be postponed for such period, not exceeding five business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect to exercise its rights under clause (a) and/or (b), the Company shall be deemed to have elected to terminate this Agreement.

                Any action taken by the Company under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. Termination by the Company under this Section 10 shall be without any liability on the part of the Company or any non-defaulting Underwriter.

                In the computation of any period of 36 hours referred to in this Section 10, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday which would otherwise be included in such period of time.

                Section 11.  Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Anthony V. Leness, Managing Director; notices to the Trust and the Company shall be directed to them at 212 West Michigan Avenue, Jackson, Michigan 49201, attention of Alan M. Wright, Senior Vice President and Chief Financial Officer.

                Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Trust and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                Section 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

                Section 14. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
                If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                       Very truly yours,

                                       CONSUMERS POWER COMPANY



                                       By
                                             ----------------------------
                                             Senior Vice President and
                                             Chief Financial Officer




                                       CONSUMERS POWER COMPANY FINANCING I



                                       By
                                             ----------------------------
                                             Title:  Regular Trustee


                                       By
                                             ----------------------------
                                             Title:  Regular Trustee


                                       By
                                             ----------------------------
                                             Title:  Regular Trustee


CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated



By
   -----------------------------------
               Authorized Signatory

For itself and as Representative of the other
Underwriters named in Schedule A hereto.

                                SCHEDULE A



          NAME OF UNDERWRITER                         NUMBER OF SECURITIES

Merrill Lynch, Pierce, Fenner & Smith
Incorporated. . . . . . . . . . . . . . . . . .

Dean Witter Reynolds Inc. . . . . . . . . . . .

A.G. Edwards & Sons, Inc. . . . . . . . . . . .

First of Michigan Corporation . . . . . . . . .

Roney & Co. . . . . . . . . . . . . . . . . . .

               Total                                  4,000,000
                                                      ---------

                                                       EXHIBIT A



                      4,000,000 Preferred Securities

                    CONSUMERS POWER COMPANY FINANCING I

                        (a Delaware business trust)

               % Trust Originated Preferred Securities ("TOPrS")

                 (Liquidation Amount of $25 Per Security)

                             PRICING AGREEMENT

MERRILL LYNCH & CO.                                    , 1996
Merrill Lynch, Pierce, Fenner
     & Smith Incorporated
     as Representative of the several
     Underwriters named in the within-
     mentioned Underwriting Agreement
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated           ,
1996 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as
representative (the "Representative"), of the above    % Trust Originated
Preferred Securities (the "Preferred Securities"), of CONSUMERS POWER COMPANY FINANCING I, a Delaware business trust (the "Trust").

     Pursuant to Section 2 of the Underwriting Agreement, the Trust and Consumers Power Company (the "Company"), a Michigan corporation, agree with each Underwriter as follows:

          1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $_____.

          2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above.

          3. The compensation per Preferred Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $__________; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $_________.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

                                       Very truly yours,

                                       CONSUMERS POWER COMPANY


                                       By
                                           -----------------------------
                                           Title:


                                       CONSUMERS POWER COMPANY FINANCING I


                                       By
                                           ------------------------------
                                           Title:  Regular Trustee


                                       By
                                           ---------------------------
                                             Title:  Regular Trustee


                                       By
                                             ---------------------------
                                             Title:  Regular Trustee

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated


By________________________________
       Authorized Signatory

For itself and as Representative of the other
Underwriters named in the Underwriting Agreement.